Exhibit 3.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

China Everhealth Corporation

Continued into the British Virgin Islands
on the 20th day of July, 2010

Codan Trust Company (B.V.I.) Ltd.
P.O. Box 3140
Road Town
Tortola
British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004 (the “Act”)

MEMORANDUM OF ASSOCIATION

OF

China Everhealth Corporation

1.             NAME

The name of the company under which the company (the “Company”) proposes to be continued is China Everhealth Corporation.

The name of the Company at the date of the application to the Registrar of Corporate Affairs to continue was AJ Acquisition Corp III Inc.

2.             STATUS

The Company is a company limited by shares. The company was incorporated in Nevada on January 29, 2010 and continued as a company incorporated under the Act on the 20th of July, 2010.

3.             REGISTERED OFFICE AND REGISTERED AGENT

The first registered office of the Company is Romasco Place, Wickhams Cay 1, P. O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

The first registered agent of the Company is Codan Trust Company (B.V.I.) Ltd. of Romasco Place, Wickhams Cay 1, P. O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

4.             CAPACITY AND POWERS

Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

a.	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

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b.	for the purposes of paragraph (a), full rights, powers and privileges.

5.             NUMBER AND CLASSES OF SHARES

The Company is authorised to issue up to a maximum of 70,000,000 ordinary shares of US$0.0001 par value, divided into the following classes:

a.	50,000,000 ordinary shares of US$0.0001 par value each (the “Common Shares”); and

b.	20,000,000 preferred shares of US$0.0001 par value each (the “Preferred Shares”).

The shares of the Company shall be issued in the currency of the United States of America Subject to the provisions of the Articles, the unissued shares of the Company (whether or not forming part of the original or any increased authorized shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispoe of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.

6.            RIGHTS ATTACHING TO SHARES

Subject to the Articles, the terms of the issue of any share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a share of the Company confers on the holder:

a.	the right to one vote at a meeting of the Members or on any Resolution of Members;

b.	the right to an equal share in any Distribution paid by the Company; and

c.	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

7.             VARIATION OF CLASS RIGHTS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

8.             RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

Rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pani passu therewith.

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9.             REGISTERED SHARES

The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

10.           AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

Subject to Clause 7, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

a.	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

b.	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

c.	in circumstances where the Memorandum or Articles cannot be amended by the Members;

d.	to clauses 6, 7, 8 or this clause 10.

11.           DEFINITIONS

The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

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We, CODAN TRUST COMPANY (B.V.I.) LTD., registered agent of the Company, of Romasco Place, Wickhams Cay 1, PO Box 3140, Road Town, Tortola, British Virgin Islands VG1110 for the purpose of continuing the Company as a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association on behalf of the directors of the Company who have approved same on the 20th day of July, 2010.

CODAN TRUST COMPANY (B.V.I.) LTD.

/s/ Michael Wood
Per: Michael Wood
For and on behalf of
Codan Trust Company (B.V.I.) Ltd.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

China Everhealth Corporation
(a company limited by shares)

TABLE OF CONTENTS

INTERPRETATION		29.	Voting on Resolutions	CORPORATE RECORDS
		30.	Power to Demand a Vote on a Poll
1.	Definitions	31.	Voting by Joint Holders of Shares	62.	Documents to be Kept
		32.	Instrument of Proxy	63.	Form and Use of Seal
SHARES		33.	Representation of Members
		34.	Adjournment of General Meetings	ACCOUNTS
2.	Power to Issue Shares	35.	Business at Adjourned Meetings
3.	Power of the Company to Purchase its Shares	36.	Directors Attendance at General Meetings	64.	Books of Account
4.	Treatment of Purchased, Redeemed or Acquired Shares	DIRECTORS AND OFFICERS		65. 66.	Form of Records Financial Statements
5.	Treasury Shares	37.	Election of Directors	67.	Distribution of Accounts
6.	Consideration	38.	Number of Directors
7.	Forfeiture of Shares	39.	Term of Office of Directors	AUDITS
8.	Forfeiture of Shares	40.	Alternate and Reserve Directors
9.	Share Certificates	41.	Removal of Directors	68.	Audit
	Fractional Shares	42.	Vacancy in the Office of Director	69.	Appointment of Auditor
		43.	Remuneration of Directors	70.	Remuneration of Auditor
REGISTRATION OF SHARES		44.	Resignation of directors	71.	Duties of Auditor
		45.	Directors to Manage Business	72.	Access to Records
10.	Register of Members	46.	Committees of Directors	73.	Auditor Entitled to Notice
11.	Registered Holder Absolute Owner	47.	Officers and Agents
12.	Transfer of Registered Shares	48.	Removal of Officers and Agents	VOLUNTARY LIQUIDATION
13.	Transmission of Registered Shares	49.	Duties of Officers
		50.	Remuneration of Officers	74.	Liquidation
ALTERATION OF SHARES		51.	Standard of Care
		52.	Conflicts of Interest	FUNDAMENTAL CHANGES
14.	Power to Alter Shares	53.	Indemnification and Exculpation
15.	Restrictions on the Division of Shares			75.	Changes
		MEETINGS OF THE BOARD OF DIRECTORS		76.	Continuation under Foreign Law
DISTRIBUTIONS
		54.	Board Meetings
16.	Distributions	55.	Notice of Board Meetings
17.	Power to Set Aside Profits	56.	Participation in Meetings by Telephone
18.	Unauthorised Distributions	57.	Quorum at Board Meetings
19.	Distributions to Joint Holders of Shares	58.	Board to Continue in the Event of Vacancy
		59.	Chairman to Preside
MEETINGS OF MEMBERS		60.	Powers of Sole Director
		61.	Proceedings if One Director
20.	General Meetings
21.	Location
22.	Requisitioned General Meetings
23.	Notice
24.	Giving Notice
25.	Service of Notice
26.	Participating in Meetings by Telephone
27.	Quorum at General Meetings
28.	Chairman to Preside

INTERPRETATION

1.         Definitions

1.1         In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	BVI Business Companies Act, 2004, as from time to time amended or restated;

Articles	these Articles of Association as originally registered or as from time to time amended or restated;

Board	the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors;

Company	China Everhealth Corporation;

Distribution	(a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or

(b) the incurring of a debt to or for the benefit of a Member;

in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;

Member	a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company;

Memorandum	the Memorandum of Association of the Company as originally registered or as from time to time amended or restated;

Resolution of Directors	(a) a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

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(b) a resolution consented to in writing by all of the directors or of all the members of the committee, as the case may be, provided that for this paragraph (b) only, “director” shall not include an alternate;

Resolution of Members	(a) a resolution approved at a duly constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members entitled to vote and voting on the resolution; or

(b) a resolution consented to in writing by all of the Members entitled to vote thereon;

Seal	the common seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Treasury Share	a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.2         In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)
a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

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(e)	a reference to money is unless otherwise stated a reference to the currency in which shares of the Company shall be issued;

(f)	the words:-

(i) "may" shall be construed as permissive; and

(ii) "shall" shall be construed as imperative; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3          In these Articles, expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4           Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.            Power to Issue Shares

Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

3.            Power of the Company to Purchase its Shares

Subject to these Articles, the Company may by Resolution of Directors, purchase, redeem or otherwise acquire and hold its own shares. Sections 60, 61 and 62 of the Act shall not apply to the Company.

4.            Treatment of Purchased, Redeemed or Acquired Shares

4.1       Subject to Paragraph 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

4.2      The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

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5.            Treasury Shares

5.1       Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

5.2       All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share.

6.            Consideration

6.1      A share may be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

6.2       No share may be issued for a consideration other than money unless the directors pass a resolution stating:

(a)	the amount to be credited for the issue of the share;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the share.

6.3       No share may be issued by the Company that:

(a)	increases the liability of a person to the Company; or

(b)	imposes a new liability on a person to the Company,

unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share.

6.4       The consideration for a share with par value shall not be less than the par value of the share.

7.            Forfeiture of Shares

7.1      Where a share is not fully paid for on issue, the directors may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

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7.2      The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

7.3      Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the directors by Resolution of Directors may, at any time before tender of payment forfeit and cancel the share to which the notice relates.

7.4       Upon forfeiture and cancellation pursuant to Paragraph 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

8.            Share Certificates

8.1      The Company shall not be required to issue certificates in respect of its shares to a Member, but may elect to do so by Resolution of Directors upon the request and at the expense of the Member.

8.2       If the Company issues share certificates, the certificates shall be signed by at least one director or such other person who may be authorised by Resolution of Directors to sign share certificates, or shall be under the common seal of the Company, with or without the signature of any director, and the signatures and common seal may be facsimiles.

8.3       Any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

9.            Fractional Shares

The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

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REGISTRATION OF SHARES

10.          Register of Members

10.1    The directors shall cause there to be kept a register of members in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the register of members and the date upon which any person ceased to be a Member.

10.2    The register of members may be in such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

11.          Registered Holder Absolute Owner

11.1    The entry of the name of a person in the register of members as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person.

11.2    The Company may treat the holder of a registered share as the only person entitled to:

(a) exercise any voting rights attaching to the share;

(b) receive notices;

(c) receive a distribution in respect of the share; and

(d) exercise other rights and powers attaching to the share.

12.          Transfer of Registered Shares

12.1     Registered shares in the Company shall only be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

12.2    The instrument of transfer shall also be signed by the transferee if registration as a holder of the share imposes a liability to the Company on the transferee.

12.3     The instrument of transfer shall be sent to the Company for registration.

12.4    The Company shall, on receipt of an instrument of transfer, enter the name and address of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

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12.5    The directors are permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer where they reasonably determine that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, the directors may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

12.6   Where the directors pass a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

12.7    The transfer of a share is effective when the name of the transferee is entered in the register of members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee’s name has been entered in the register of members.

12.8     If the directors are satisfied that an instrument of transfer has been signed but that the instrument has been lost or destroyed, they may resolve:

(a)	to accept such evidence of the transfer of the shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members.

13.          Transmission of Registered Shares

13.1    The personal representative of a deceased Member, the guardian of an incompetent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member’s share.

13.2    Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the directors shall treat it as such.

13.3    Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

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ALTERATION OF SHARES

14.          Power to Alter Shares

14.1    The Company may amend the Memorandum to increase or reduce the maximum number of shares that the Company is authorised to issue, or to authorise the Company to issue an unlimited number of shares.

14.2     Subject to the Memorandum and these Articles, the Company may:

(a) divide its shares, including issued shares, into a larger number of shares; or

(b) combine its shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

14.3     A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

15.          Restrictions on the Division of Shares

The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

DISTRIBUTIONS

16.          Distributions

16.1    The directors may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

16.2     Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in Article 24 and all Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company.

16.3     No Distribution shall bear interest as against the Company.

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17.          Power to Set Aside Profits

The directors may, before authorising any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

18.          Unauthorised Distributions

18.1     If, after a Distribution is authorised and before it is made, the directors cease to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

18.2     A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company’s assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19.          Distributions to Joint Holders of Shares

If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

MEETINGS OF MEMBERS

20.          General Meetings

The directors, by Resolution of Directors, may convene meetings of the Members of the Company at such times and in such manner as the directors consider necessary or desirable.

21.          Location

Any meeting of the Members may be held in such place within or outside the British Virgin Islands as the directors consider appropriate.

22.          Requisitioned General Meetings

The directors shall call a meeting of the Members if requested in writing to do so by Members entitled to exercise at least thirty percent of the voting rights in respect of the matter for which the meeting is being requested.

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23.          Notice

23.1    The directors shall give not less than seven days notice of meetings of Members to those persons whose names, on the date the notice is given, appear as Members in the register of members of the Company and are entitled to vote at the meeting.

23.2    A meeting of Members held in contravention of the requirement in Paragraph 23.1 is valid if Members holding a ninety percent majority of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall be deemed to constitute waiver on his part.

23.3    The inadvertent failure of the directors to give notice of a meeting to a Member, or the fact that a Member has not received notice, does not invalidate the meeting.

24.          Giving Notice

24.1    A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the register of members or to such other address given for the purpose. Notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible form.

24.2    Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the register of members and notice so given shall be sufficient notice to all the holders of such shares.

25.          Service of Notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

26.          Participating in Meetings by Telephone

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

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27.          Quorum at General Meetings

27.1    A meeting of Members is properly constituted if at the commencement of the meeting there are present in person or by proxy not less than fifty percent of the votes of the shares or class or series of shares entitled to vote on Resolutions of Members to be considered at the meeting.

27.2     If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

27.3     If a quorum is present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid Resolution of Members.

28.          Chairman to Preside

At every meeting of Members, the chairman of the Board shall preside as chairman of the meeting. If there is no chairman of the Board or if the chairman of the Board is not present at the meeting, the Members present shall choose some one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

29.          Voting on Resolutions

At any meeting of the Members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof.

30.          Power to Demand a Vote on a Poll

If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

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31.          Voting by Joint Holders of Shares

The following shall apply where shares are jointly owned: (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all of them; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

32.          Instrument of Proxy

32.1     A Member may be represented at a meeting of Members by a proxy (who need not be a Member) who may speak and vote on behalf of the Member.

32.2     An instrument appointing a proxy shall be in such form as the directors may from time to time determine or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

32.3     The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

32.4     The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

33.          Representation of Members

33.1    Any person other than an individual which is a Member may by resolution in writing (certified or signed by a duly authorised person) of its directors or other governing body authorise such person as it thinks fit to act as its representative (in this Article, “Representative”) at any meeting of the Members or at the meeting of the Members of any class or series of shares and the Representative shall be entitled to exercise the same powers on behalf of the Member which he represents as that Member could exercise if it were an individual.

33.2    The right of a Representative shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member.

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34.          Adjournment of General Meetings

The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place.

35.          Business at Adjourned Meetings

No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

36.          Directors Attendance at General Meetings

Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

DIRECTORS AND OFFICERS

37.          Election of Directors

37.1    The first registered agent of the Company shall, within six months of the date of incorporation of the Company, appoint one or more persons as the first director or directors of the Company. The first director or directors may at the first meeting of directors elect any number of additional directors as it or they may determine up to the maximum number set by Article 38. Thereafter, the directors shall be elected by the Members.

37.2    No person shall be appointed as a director or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director.

37.3     A director shall not require a share qualification, and may be an individual or a company.

37.4     Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board or with respect to unanimous written consents.

38.          Number of Directors

The number of directors shall be fixed by the first director or directors of the Company, and thereafter by a Resolution of Members.

39.          Term of Office of Directors

Each director shall hold office for the term, if any, as may be specified in the resolution appointing him or until his earlier death, resignation or removal.

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40.          Alternate and Reserve Directors

40.1    A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director.

40.2    Where the Company has only one Member who is an individual and that Member is also the sole director, the sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director under the Act as a reserve director in the event of his death.

40.3    The nomination of a person as a reserve director ceases to have effect if: (a) before the death of the sole Member/director who nominated him he resigns as reserve director, or the sole Member/director revokes the nomination in writing, or (b) the sole Member/director who nominated him ceases to be the sole Member/director for any reason other than his death.

41.          Removal of Directors

41.1     A director may be removed from office, with or without cause:

(a)	by a Resolution of Members at a meeting of the Members called for the purpose of removing the director or for purposes including the removal of the director; or

(b)	by a Resolution of Members consented to in writing by all of the Members entitled to vote thereon.

41.2     Notice of a meeting called under Paragraph 41.1(a) shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director.

42.         Vacancy in the Office of Director

42.1     Notwithstanding Article 37, the directors may appoint one or more directors to fill a vacancy on the Board.

42.2    For the purposes of this Article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office or there is otherwise a vacancy in the number of directors as fixed pursuant to Article 38.

42.3    The term of any appointment under this Article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

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43.          Remuneration of Directors

With the prior or subsequent approval by a Resolution of Members, the directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

44.          Resignation of directors

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

45.          Directors to Manage Business

45.1    The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

45.2    The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

45.3    The Board may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a Resolution of Members; but no requirement made by a Resolution of Members shall prevail if it is inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

45.4    Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

46.          Committees of Directors

46.1     The directors may, by a Resolution of Directors, designate one or more committees of directors, each consisting of one or more directors.

46.2     Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that the directors have no power to delegate the following powers to a committee of directors:

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(a)  to amend the Memorandum or these Articles;

(b) to designate committees of directors;

(c) to delegate powers to a committee of directors;

(d) to appoint or remove directors;

(e) to appoint or remove an agent;

(f) to approve a plan of merger, consolidation or arrangement;

(g) to make a declaration of solvency or approve a liquidation plan; or

(h)  to make a determination that the company will, immediately after a proposed distribution, meet the solvency test set out in the Act.

46.3     A committee of directors, where authorised by the directors, may appoint a subcommittee.

46.4    The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

47.          Officers and Agents

47.1    The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

47.2    Each officer or agent has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

(a) to amend the Memorandum or these Articles;

(b) to change the registered office or agent;

(c) to designate committees of directors;

(d) to delegate powers to a committee of directors;

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(e)  to appoint or remove directors;

(f) to appoint or remove an agent;

(g) to fix emoluments of directors;

(h) to approve a plan of merger, consolidation or arrangement;

(i) to make a declaration of solvency or approve a liquidation plan;

(j)  to make a determination that the company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

(k)  to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

48.          Removal of Officers and Agents

The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

49.          Duties of Officers

49.1     In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the Secretary to maintain the register of members, register or directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

49.2     Every officer has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution appointing the officer or agent, except that no officer has any power or authority with respect to fixing the emoluments of directors.

50.          Remuneration of Officers

The emoluments of all officers shall be fixed by Resolution of Directors.

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51.          Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him.

52.          Conflicts of Interest

52.1     A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

52.2     A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Paragraph 52.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction.

52.3      For the purposes of this Article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

52.4     A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

53.          Indemnification and Exculpation

53.1    Subject to Paragraph 53.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)  is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

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(b   )is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

53.2    Paragraph 53.1 does not apply to a person referred to in that Paragraph unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

53.3    The decision of the directors as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

53.4    The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

53.5     If a person referred to in this Article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

53.6    Expenses, including legal fees, incurred by a Director (or former Director) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director (or former Director, as the case may be) to repay the amount if it shall ultimately be determined that the Director (or former Director, as the case may be) is not entitled to be indemnified by the Company.

53.7    The indemnification and advancement of expenses provided by, or granted under these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a Director of the Company.

53.8    The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Paragraph 53.1.

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MEETINGS OF THE BOARD OF DIRECTORS

54.          Board Meetings

The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as they may determine to be necessary or desirable. Any director or the Secretary of the Company may call a meeting of directors.

55.          Notice of Board Meetings

A director shall be given reasonable notice of a meeting of directors, but a meeting of directors held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

56.          Participation in Meetings by Telephone

A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

57.          Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of directors shall be two directors.

58.          Board to Continue in the Event of Vacancy

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of the directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

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59.          Chairman to Preside

At every meeting of the directors the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the vice chairman of the Board shall preside. If there is no vice chairman of the Board or if the vice chairman of the Board is not present at the meeting, the directors present shall choose some one of their number to be chairman of the meeting.

60.          Powers of Sole Director

If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.

61.          Proceedings if One Director

If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes.

CORPORATE RECORDS

62.          Documents to be Kept

62.1    The Company shall keep the following documents at the office of its registered agent:

(a)  the Memorandum and these Articles;

(b) the register of members or a copy of the register of members;

(c) the register of directors or a copy of the register of directors;

(d) the register of charges or a copy of the register of charges;

(e)  copies of all notices and other documents filed by the Company in the previous ten years.

62.2    Where the Company keeps a copy of its register of members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

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62.3    Where the place at which the original register of members or the original register of directors is changed, the company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

62.4    The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)  the minutes of meetings and Resolutions of Members and of classes of Members; and

(b)the minutes of meetings and Resolutions of Directors and committees of directors.

62.5   Where any of the minutes or resolutions described in the previous paragraph are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

62.6   Where the place at which any of the records described in Paragraph 62.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

62.7    The Company’s records shall be kept in written form or either wholly or partly as electronic records.

63.          Form and Use of Seal

The directors shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorised from time to time by resolution of the directors.

ACCOUNTS

64.          Books of Account

The Company shall keep records that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

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65.          Form of Records

The records required to be kept by the Company under the Act, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

66.          Financial Statements

66.1     If required by a Resolution of Members, the directors shall cause to be made out and served on the Members or laid before a meeting of Members a profit and loss account and balance sheet of the Company for such period and on such recurring basis as the Members think fit.

66.2    The Company's profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

67.          Distribution of Accounts

A copy of such profit and loss account and balance sheet shall be served on every Member in the manner and with similar notice to that prescribed herein for calling a meeting of Members or upon such shorter notice as the Members may agree to accept.

AUDITS

68.          Audit

The Company may by Resolution of Members call for the accounts to be examined by an auditor.

69.          Appointment of Auditor

69.1     The first auditor shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Members.

69.2     The auditor may be a Member of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

70.          Remuneration of Auditor The remuneration of the auditor of the Company:

(a)        in the case of an auditor appointed by the directors, may be fixed by Resolution of Directors; and

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(b)        subject to the foregoing, shall be fixed by Resolution of Members or in such manner as the Company may by Resolution of Members determine.

71.          Duties of Auditor

The auditor shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not:

(a)       in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b)      all the information and explanations required by the auditor have been obtained.

72.          Access to Records

Every auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditor.

73.         Auditor Entitled to Notice

The auditor of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

VOLUNTARY LIQUIDATION

74.          Liquidation

The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due. The directors shall be permitted to pass a resolution of Directors for the appointment of an eligible individual as a voluntary liquidator of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

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FUNDAMENTAL CHANGES

75.          Changes

Notwithstanding section 175 of the Act, the directors may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members.

76.          Continuation under Foreign Law

The Company may by Resolution of Members or by Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, CODAN TRUST COMPANY (B.V.I.) LTD., registered agent of the Company, of Romasco Place, Wickhams Cay 1, PO Box 3140, Road Town, Tortola, British Virgin Islands VG1110 for the purpose of continuing the Company a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association on behalf of the directors of the Company who have approved same on the 20th day of July, 2010.

CODAN TRUST COMPANY (B.V.I.) LTD.

/s/ Michael Wood
Per: Michael Wood
For and on behalf of
Codan Trust Company (B.V.I.) Ltd.